UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2017

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2017, Marcus D. Baker resigned from the board of directors of Northern Power Systems Corp. (the “Company”). Mr. Baker, President of Baker Companies, Inc., had served as a director of the Company since the incorporation of the successor business in August 2008. There were no disagreements between the Company and Mr. Baker that led to his decision to resign.

Also on February 10, 2017, the Company’s board of directors elected Kevin R. Kopczynski to fill the vacancy resulting from Mr. Baker’s resignation. Mr. Kopczynski is a Senior Director of Research and Development for First Solar, Inc. He joined Fist Solar upon its acquisition of Enki Technology, Inc. for which Mr. Kopczynski served as President and CEO since August 2013. Enki was in the business of developing and selling coating materials for solar panels. Prior to joining Enki, Mr. Kopczynski was a Partner with RockPort Capital Partners, an energy focused venture capital firm. He joined RockPort in July 2008.

The Company’s standard compensation arrangement for non-employee directors is described in the “Director Compensation” section of the Company’s most recent proxy statement. Mr. Kopczynski’s committee assignments will be determined at a later date.

Also, the Company announced that June Morris resigned from her position as Vice President, General Counsel and Secretary of the Company. There were no disagreements between the Company and Ms. Morris that led to her decision to resign, which will be effective as of February 17, 2017.

Item 8.01	Other Events.

On February 16, 2017, the Company issued a press release regarding the matters described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Report:

Exhibit Number	Description

99.1	Press release dated February 16, 2017, issued by Northern Power Systems Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: February 16, 2017	By:	/s/ Ciel R. Caldwell
	Name:	Ciel R. Caldwell
	Title:	President

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